Exhibit 99.1

Investor and Media Contact: Whitney Finch
FOR IMMEDIATE RELEASE	Director of Investor Relations
October 16, 2009	813.421.7694
wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES PRICING OF COMMON STOCK OFFERING

(Tampa, Fla.) — Tampa, Florida based Walter Investment Management Corp. (NYSE Amex: WAC) a mortgage servicer and mortgage portfolio owner, which operates as a real estate investment trust (“REIT”) specializing in subprime, non-conforming and other credit-challenged residential loans announced today the pricing of a public offering of 5,000,000 shares of common stock at a public offering price per share of $14.25. Walter Investment Management Corp. has granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock to cover over-allotments, if any. Walter Investment Management Corp. estimates that it will receive net proceeds from the offering of approximately $66,800,000, or approximately $76,900,000 if the underwriters choose to exercise the over-allotment option in full. The offering is expected to close on October 21, 2009.
Net proceeds from the offering will be used to acquire residential loans and for other general corporate purposes. The joint bookrunning managers for the offering are Credit Suisse and SunTrust Robinson Humphrey. The co-managers for the offering are JMP Securities, Keefe Bruyette & Woods, Sterne, Agee & Leach, Inc., FBR Capital Markets and Davenport & Company LLC.
These shares are being issued pursuant to a registration statement declared effective by the Securities and Exchange Commission today. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of common stock referenced in this press release is made only by means of a prospectus forming part of the effective registration statement.
A printed copy of the prospectus relating to the offering of these securities may be obtained, when available, by contacting Credit Suisse (USA) Securities LLC, One Madison Avenue, 1B, New York, N.Y. 10010-3629, or by calling 1-800-221-1037 or by contacting SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, Atlanta, GA 30326, Attn: Prospectus Department, Phone: 404-926-5744, Email: prospectus@rhco.com. A prospectus relating to the offering will be filed with the Securities and Exchange Commission’s website at http://www.sec.gov/.
Safe Harbor Statement
Certain statements in this release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. The use of words such as “expect,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions is intended to identify forward looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on Walter Investment

Management Corp.’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Walter Investment Management Corp.’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. These risks and uncertainties are contained in the Risk Factors described in Walter Investment Management Corp.’s Registration Statement on Form S-11 (as amended) filed with the Securities and Exchange Commission. Walter Investment Management Corp. undertakes no obligation to update its forward-looking statements as of any future date. In addition, the following important factors and assumptions could affect Walter Investment Management Corp.’s future results and could cause actual results to differ materially from those expressed in the forward looking statements:
•	That there is sufficient interest from investors to acquire the quantity of shares necessary to meet our expectations;

•	Walter Investment Management Corp.’s continued qualification as a REIT for federal income tax purposes;

•	Local, regional, national and global economic trends and developments in general; and local, regional and national real estate and residential mortgage market trends and developments in particular;

•	Financing sources and availability, and future interest expense;

•	Changes in federal, state and local policies, laws and regulations affecting mortgage financing or servicing;

•	Anticipated business development activities and future capital expenditures; and

•	Future performance generally.
All forward looking statements set forth herein are qualified by these cautionary statements and are made only as of the date hereof. Walter Investment Management Corp. undertakes no obligation to update or revise the information contained herein whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.